Exhibit 99.2

Subject: An American Lithium Story | US Elemental – Investor Webcast | Wednesday, April 22 at 10AM ET

Dear [.],

I wanted to reach out to introduce US Elemental Inc., a new U.S. lithium development company that recently announced a definitive Business Combination Agreement with Constellation Acquisition Corp. I (OTCPK: CSTAF) to pursue a Nasdaq listing under the ticker ULIT. Management will be hosting a live investor webcast on Wednesday, April 22 at 10:00 AM ET to walk through the story in detail -- registration details below.

The transaction, announced on April 9th, brings together HiTech Minerals Inc., a wholly owned subsidiary of Jindalee Lithium Limited (ASX: JLL), and Constellation, a SPAC sponsored by Antarctica Capital, a global investment manager with over $10 billion in assets under management. You can read the full press release here: US Elemental, a U.S. Lithium Development Company, to List on NASDAQ Through Business Combination with Constellation Acquisition Corp. I

About US Elemental

US Elemental will hold the McDermitt Lithium Project in Oregon, one of the largest lithium resources in the United States.

Key highlights include:

  21.5 million tonnes LCE mineral resource with an estimated 63-year project life
  $3.2B post-tax NPV (8%) and 17.9% post-tax IRR per the 2024 Pre-Feasibility Study
  One of the first 10 mining projects added to the U.S. government's FAST-41 critical minerals permitting program
  DOE partnership to advance domestic lithium supply through funded process optimization

With U.S. lithium demand projected to grow substantially and domestic supply chains a national security priority, US Elemental is positioned at the intersection of policy, capital, and critical minerals development.

Join Us – Live Investor Webcast

📅  Date: Wednesday, April 22, 2026
🕙  Time: 10:00 AM Eastern Time
🔗  Register here: Zoom Link

For additional materials, please visit: uselemental.com

US Elemental Investor Presentation: US Elemental - Securing America's Lithium Supply

We hope you can join us. Please don't hesitate to reach out with any questions in the meantime.

Best Regards,

Jordan Simon

Alliance Advisors IR

NO OFFER OR SOLICITATION

This communication does not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with the proposed business combination (the “Transaction”) by and among HiTech Minerals Inc. (“HiTech Minerals”), a wholly owned subsidiary of Jindalee Lithium Limited (“Jindalee”), Constellation Acquisition Corp. I (“Constellation”) and US Elemental Inc. (the “Company”) or any related transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This communication does not constitute either advice or a recommendation regarding any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

A Current Report on Form 8-K related to the Transaction was filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 9, 2026. In connection with the Transaction, Constellation, Jindalee, the Company and HiTech Minerals (together, the “Contracting Parties”) are also expected to prepare a registration statement on Form S-4 (the “Registration Statement”) to be filed with the SEC by the Company and Constellation, which will include preliminary and definitive proxy statements to be distributed to Constellation’s shareholders in connection with Constellation’s solicitation for proxies for the vote by Constellation’s shareholders in connection with the Transaction and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities of the Company or Constellation in connection with the completion of the Transaction. After the Registration Statement has been filed and declared effective, Constellation will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date to be established for voting on the Transaction. Constellation’s shareholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus and any amendments thereto, and the definitive proxy statement/prospectus, in connection with Constellation’s solicitation of proxies for its extraordinary general meeting of shareholders to be held to approve, among other things, the Transaction, because these documents will contain important information about the Contracting Parties and the Transaction. Shareholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the Transaction and other documents filed with the SEC by Constellation and the Company, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Constellation Acquisition Corp I, 1290 Avenue of the Americas, New York, NY 10104.

This communication is not a substitute for the Registration Statement or for any other document that Constellation and/or the Company may file with the SEC in connection with the Transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

FO WARD LOOKING STATEMENTS

Certain statements included in this communication are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to (1) statements regarding estimates and forecasts of financial, performance and operational metrics, projections of market opportunity, anticipated size of the lithium resources, expected support from Jindalee, expected NPV or post-tax IRR, and planned production per year; (2) references with respect to the anticipated benefits of the Transaction and the projected future financial and operational performance of the Company following the Transaction, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships and retain its management and key employees; (3) the sources and uses of cash of the Transaction; (4) the anticipated capitalization and enterprise value of the Company following the consummation of the Transaction; (5) statements regarding the Company’s operations following the Transaction; (6) the amount of redemption requests made by Constellation’s public shareholders; (7) current and future potential commercial relationships; (8) plans, intentions or future operations of the Company or HiTech Minerals, including relating to the finalization, completion of any studies, feasibility studies or other assessments or relating to attainment, retention or renewal of any assessments, permits, licenses or other governmental notices or approvals, or the commencement or continuation of any construction or operations of plants or facilities; (9) the ability of the Company or Constellation to issue equity or equity-linked securities in the future or raise additional capital in a PIPE financing; (10) the outcome of any legal proceedings that may be instituted against Contracting Parties; (11) changes to the proposed structure of the Transaction that may be required or appropriate as a result of applicable laws or regulations; (12) the ability to meet stock exchange listing standards following the Transaction; (13) the risk that the Transaction disrupts current plans and operations of the Constellation, the Company or HiTech Minerals; (14) the availability of federal, state or local government support, and risks related to extensive regulation, compliance obligations and rigorous enforcement by federal, state, and non-U.S. governmental authorities; and (15) expectations related to the terms and timing of the Transaction and the ability of the parties to successfully consummate the Transaction. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the Contracting Parties’ management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Contracting Parties. These forward-looking statements are subject to a number of risks and uncertainties, as set forth in the slide entitled “Risk Factors” in the investor presentation published on April 9, 2026 and those set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements and Risk Factor Summary” in Constellation’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”), and in those other documents that Constellation has filed, or that the Company and Constellation will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that none of the Contracting Parties presently know or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect relevant Contracting Parties’ expectations, plans or forecasts of future events and views as of the date of this communication. Each of the Contracting Parties anticipate that subsequent events and developments will cause those assessments to change. However, while the Contracting Parties may elect to update these forward-looking statements at some point in the future, each of the Contracting Parties specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing any of the Contracting Parties’ assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

PARTICIPANTS IN THE SOLICITATION

Constellation, Jindalee and the Company and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Constellation’s shareholders in connection with the Transaction. Investors and security holders may obtain more detailed information regarding Constellation’s directors and executive officers in Constellation’s filings with the SEC, including the Annual Report and the other documents filed by Constellation with the SEC from time to time. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Constellation’s shareholders in connection with the Transaction, including a description of their direct and indirect interests, which may, in some cases, be different than those of Constellation’s shareholders generally, will be set forth in the Registration Statement. Shareholders, potential investors and other interested persons should read the Registration Statement carefully when it becomes available before making any voting or investment decisions. Free copies of any documents described in the foregoing may be obtained as described under “Additional Information And Where To Find It.”